Smart-tek Communications, Inc. awarded One Harbour Green Building contract

CORTE MADERA, Calif.--(BUSINESS WIRE)—May 26, 2005 Royce Biomedical, Inc. (Royce) (OTCBB:RYBO) announced today that its operating subsidiary Smart-tek Communications Inc. (SCI), has commenced construction work under a security/surveillance contract for the One Harbour Green Building.  The value of the contract is estimated to exceed CDN$140,000.00.

The One Harbour Green project is owned and developed by ASPAC Developments Ltd., a major International Developer with a significant presence in Asia.  One Harbour Green is designed by James K.M. Cheng, a world renowned architect.  The 263 foot state of the art glass and Travertine hi-rise building consists of a total of 47 condos and 8 town homes.  SCI is pleased to announce it has initiated work for this project which entails providing proximity access controls, suite security systems, digital close circuit video and elevator controls.  This high-profile project is slated for completion during the fourth quarter of 2005.

The Harbour Green development at Coal Harbour consists of a total of 3 buildings.  Two Harbour Green is currently at the pre construction sales stage and accordingly Phase 2 and 3 have not commenced construction.

Complete details and project status can be seen by accessing the following link:  http://www.harbourgreenplace.com

SCI, in business since 1997, is a market leader in integrated security, voice and data communication systems and specializing in the design, sale, installation and service of CCTV, access control, intercom and communication systems. SCI provides seamless integration of the latest in security technology with proven electronic hardware and software products. SCI has positioned itself as a leading security and low voltage systems provider in the Greater Vancouver area, currently supplying over 45% of new construction projects in the downtown core alone.

Perry Law, President of SCI commented, “We are very pleased to have been awarded this contract and expect to complete this project on time and on budget.”

SCI currently has over 20 hi-rise projects comprising approximately 2,500 units, and an additional 6 commercial and government projects all currently booked and under construction.  SCI clients include 911 emergency call centers, municipal and federal law enforcement agencies, municipalities, utilities, airports, property developers and general contractors both national and international.

More information about SCI can be found at http://www.smart-tek.com.

About Royce Biomedical, Inc.

Royce Biomedical, Inc. has completed the restructuring of its key executive management and is positioned to pursue appropriate acquisitions in order to restore and enhance shareholder value. Smart-tek Communications, Inc is the first of such acquisitions and operates as a wholly-owned subsidiary of Royce.

Smart-tek Communications Inc. is a market leader in integrated security, voice and data communication systems. Located in Richmond, British Columbia, SCI specializes in the design, sale, installation and service of the latest in security technology with proven electronic hardware and software products. SCI has positioned itself as a security systems leader in the Greater Vancouver area, supplying over 45% of new downtown core construction projects. Valued customers include major developers, general and electrical contractors, hospitals, Crown Corporations, law enforcement agencies and retail facilities. Projects range from high-end residential and commercial developments to system upgrades and monitoring contracts. SCI's continued growth and success is a direct result of providing a consistently superior product at competitive pricing to both new and existing clients. SCI's stellar client retention is in itself a testimonial to the overall excellence of the product designed and installed.

Notice Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding the Company's business which are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Readers are directed to the Royce's reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its annual report on Form 10-KSB and its most recent quarterly report on Form 10-QSB for the quarter ended March 31, 2005 for further information and factors that may affect Royce's business and results of operations. Royce Biomedical, Inc. undertakes no obligations to publicly update any forward-looking statements to reflect future events or circumstances.

CONTACT: Royce Biomedical, Inc. Donald Gee, 415-738-8887 rybo_ir@yahoo.com